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                                                                      EXHIBIT 11

                                  Schawk, Inc.
   Computation of Net Income per Share of Common and Common Equivalent Shares
                 (Thousands of dollars, except per share data)



                                           Three months ended September 30
                                                    1996     1995
                                                    ----     ----
Primary:

Average number of shares used to compute primary
       earnings per share                          19,543   19,072
Common stock issuable upon assumed conversion of
       stock option exercises                          64       60
                                                  -------  -------
Total                                              19,607   19,132
                                                  =======  =======

Net income available for Class A common shares:
Net income                                        $ 2,221  $   947
Less preferred dividends                              313      340
                                                  -------  -------
Net income available for Class A common shares    $ 1,908  $   607
                                                  =======  =======

Primary earnings per share                        $  0.10  $  0.03

Fully diluted:

Average number of shares used to compute fully
       diluted earnings per share                  19,543   19,072
Common stock issuable upon assumed conversion
       of stock option  exercises                      64       60
                                                  -------  -------
                                                   19,607   19,132
                                                  =======  =======

Net income available for Class A common shares:

   Net income                                     $ 2,221  $   947
   Less preferred dividends                           313      340
                                                  -------  -------
Net income available for Class A common shares    $ 1,908  $   607
                                                  =======  =======

Fully diluted earnings per share                  $  0.10  $  0.03


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
                                             Nine months ended September 30
                                                     1996       1995
                                                    -------  -------
Primary:

Average number of shares used to compute primary
       earnings per share                            19,377   19,134
Common stock issuable upon assumed conversion of
       stock option exercises                            86       82
                                                    -------  -------
Total                                                19,463   19,216
                                                    =======  =======
Net income available for Class A common shares:
Net income                                          $ 6,021  $ 4,555
Less preferred dividends                                939    1,020
                                                    -------  -------
Net income available for Class A common shares      $ 5,082  $ 3,535
                                                    =======  =======
Primary earnings per share                          $  0.26  $  0.18

Fully diluted:

Average number of shares used to compute fully
       diluted earnings per share                    19,377   19,134
Common stock issuable upon assumed conversion
       of stock option  exercises                        86       82
                                                    -------  -------
                                                     19,463   19,216
                                                    =======  =======

Net income available for Class A common shares:

   Net income                                       $ 6,021  $ 4,555
   Less preferred dividends                             939    1,020
                                                    -------  -------
Net income available for Class A common shares      $ 5,082  $ 3,535
                                                    =======  =======

Fully diluted earnings per share                    $  0.26   $ 0.18
